Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 33-70050, 33-80985, 333-32237 and 333-57754 of Aldila, Inc. on Form S-8 of our report dated February 25, 2002, appearing in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP
San Diego, California
April 9, 2002